EXHIBIT 10.3
                       AGREEMENT FOR THE EXCHANGE OF STOCK

     AGREEMENT made this 8th day of October, 1998, by and between Fragrance Express, Inc., a Nevada corporation, including its wholly owned subsidiary, Fragrance Express, inc., a Florida corporation (hereinafter collectively referred to as the "ISSUER") and the individuals listed in Exhibit A attached hereto, (the "SHAREHOLDERS"), which SHAREHOLDERS own all of the issued and outstanding shares of National Boston Medical, Inc. a Delaware corporation. ("NBM")

     In consideration of the mutual promises, covenants, and representations contained herein, and other good and valuable consideration,

THE PARTIES HERETO AGREE AS FOLLOWS:

     1. EXCHANGE OF SECURITIES. Subject to the terms and conditions of this Agreement, the ISSUER agrees to issued to SHAREHOLDERS, 14,988,614 shares of RESTRICTED common stock of ISSUER (calculated as post-split shares or 59,954,456 pre-split shares), $0.001 par value, in exchange for 100% of the issued and outstanding shares of NBM, such that NBM shall become a wholly owned subsidiary of the ISSUER. The shares to be issued to NBM will not be Registered, but will be issued pursuant to an exemption from Registration.

     2. REPRESENTATIONS AND WARRANTIES. ISSUER represents and warrants to SHAREHOLDERS and NBM the following:

          i. Organization. ISSUER is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, and has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Nevada. All actions taken by the Incorporators, directors and shareholders of ISSUER have been valid and in accordance with the laws of the State of Nevada. Additionally, ISSUER is authorized to do business in the State of Florida. ISSUER has a wholly owned subsidiary, Fragrance Express, Inc., a Florida corporation ("FEF"), which has 2,000,000 shares of common stock outstanding, 100% of which is owned by ISSUER and no other class of shares are outstanding.

          ii. Capital The authorized capital stock of ISSUER consists of 50,000,000 shares of common stock, $0.001 part value, 9,965,432 shares of which were issued and outstanding as of close of business October 8, 1998, and 20,000,000 shares of preferred stock, 1,047,500 shares of which were issued and outstanding as of the same date. This calculation is prior to a 1 for 4 reverse split of all common shares by the board of Directors on October 8, 1998, and prior to a 1 for 20 reverse split of all preferred shares approved by the Board of Directors the same date. All outstanding shares are fully paid and nonassessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. All of the shareholders of ISSUER have a valid title to such shares and acquired their shares in a lawful transaction and in accordance with the state and federal securities laws.

          iii. Financial Statements. Exhibit B to this Agreement includes the 1997 Audited Financial Statements of ISSUER. The financial statements have been prepared in accordance with generally accepted accounting principles


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consistently  followed by ISSUER  throughout the periods  indicated,  and fairly present the financial position of ISSUER as of the date of the financial statements, and the results of its operations for the periods indicated.

          iv. Liabilities. ISSUER has no liabilities other than as listed on Exhibit C. ISSUER is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving ISSUER and any third party, and no other such dispute will exist at the time of closing.

          v. Ability to Carry Out Obligations. ISSUER has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by Issuer and the performance by ISSUER of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which ISSUER or its shareholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause ISSUER to be liable to any party, or (c) an event that would result in the creation or imposition or any lien, charge or encumbrance on any asset of ISSUER or upon the securities of ISSUER to be acquired by SHAREHOLDERS.

          vi. Full Disclosure. None of the representations and warranties made by the ISSUER, or in any certificate or memorandum furnished or to be furnished by the ISSUER, contains or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

          vii. Compliance with Laws. ISSUER has complied with, and is not in violation of any federal, state, or local statute, law, and/or regulation pertaining to ISSUER. ISSUER has complied with all federal and state securities laws in connection with the issuance, sale and distribution of its securities.

          viii. Conduct of Business. Prior to the closing, ISSUER shall conduct its business in the normal course.

          ix. Corporate Documents. Copies of each of the following documents, which are true, complete and correct in all material respects, will be attached to and made a part of this Agreement: 12. Articles of Incorporation; 13. Bylaws;
14. List of Officers and Directors; 15. 1997 Audited Financial Statements as described in Section 2(iii); 16. List of Liabilities.

          x. Documents. All minutes, consents or other documents pertaining to ISSUER to be delivered at closing shall be valid and in accordance with both the laws of Nevada and of Florida.

          xi. Title. The Shares to be issued to SHAREHOLDERS will be, at closing, free and clear of all liens, security interests, pledges, charges, claims and encumbrances of any kind. They will, however, be RESTRICTED SECURITIES, as that term is defined by the Securities Act of 1933. The Shares to


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be issued to SHAREHOLDERS will not be Registered, but will be issued pursuant to an exemption from Registration. They will be subject to certain resale restrictions imposed by Rule 144, or other applicable provisions of state and/or Fed3eral law. However, none of such Shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such shares, except as provided in this Agreement. The ISSUER is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the securities to be issued to SHAREHOLDERS. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the issuance of the Shares to SHAREHOLDERS, impair, restrict or delay SHAREHOLDERS' voting rights with respect to the Shares.

     The Availability of Federal and state exemptions and the legality of the issuance of the Shares are conditioned upon, among other things, the fact that the issuance of Shares to SHAREHOLDERS is for investment purposes only and not with a view toward resale or distribution. Accordingly, SHAREHOLDERS represent and do hereby represent that they are taking the Shares for their own account and for the purpose of investment only, not with a view to, or in accordance with, the distribution or sale of the Shares and that they will not sell, pledge, assign or transfer or offer to sell, pledge, assign or transfer any of their Shares without an effective registration statement under the Securities Act, or an exemption therefrom and an opinion of counsel acceptable to the Company that registration under the Securities Act is not required and that the transaction complies with all applicable Federal and state securities or Blue Sky laws.

3.   SHAREHOLDERS and NBM represent and warrant to ISSUER the following:

          i. Organization. NBM is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, and has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Delaware. All actions taken by the Incorporators, directors and shareholders of NBM have been valid and in accordance with the laws of the State of Delaware.

          ii. Capital. The authorized capital stock of NBM consists of 15,000,000 shares of common stock, $.01 par value, of which 14,988,614 shares are issued and outstanding, and 590 shares of preferred stock, none of which are issued and outstanding. All outstanding shares are fully paid and nonassessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. A total of 1,577,333 Warrants are outstanding exercisable into 1,577,333 shares of Common Stock. At closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating NBM to issue or to transfer from treasury and additional shares of its capital stock except as set forth herein. None of the outstanding shares of NBM are subject to any stock restriction agreements. All of the shareholders of NBM have valid title to such shares and acquired their shares in a lawful transaction and in accordance with the laws of the State of Delaware.

          iii. Liabilities. NBM is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving NBM or its common stock. There is no dispute of any kind between NBM and any third party, and no such dispute will exist at the closing of this Agreement.

          iv. Ability to Carry Out Obligations. NBM has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by NBM and the performance by NBM of


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of its  obligations  hereunder will not cause,  constitute,  or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which NBM or its shareholders are a party, or by which they may be bound, no will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause NBM to be liable to any party, or (c) an event that would result in the creation or imposition or any lien, charge or encumbrance on any asset of NBM or upon the securities of NBM to be acquired by ISSUER>

          v. Full Disclosure. None of the representations and warranties made by NBM, or in any certificate or memorandum furnished or to be furnished by NBM, contains or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

          vi. Compliance with Laws. NBM has complied with, and is not in violation of any federal, state, or local statute, law, and/or regulation pertaining to NBM. NBM has complied with all federal and state securities laws in connection with the issuance, sale and distribution of its securities.

          vii. Corporate Documents. Copies of each of the following documents, which are true complete and correct in all material respects, will be attached to and made a part of this Agreement:

                  1.         Articles of Incorporation;
                  2.         Bylaws;
                  3.         List of Officers and Directors;

          viii. Documents. All minutes, consents or other documents pertaining to NBM to be delivered at closing shall be valid and in accordance with the laws of Florida.

4.   BUY-BACK PROVISION.

     ISSUER and NBM agree that immediately following the closing of this Agreement, FEF shall cause to be issued, two (2) classes of Preferred Stock as follows:

          i. To existing management of FEF one (1) million shares designated as Class A Preferred (preference being non-voting and each share convertible into six (6) shares of Common Stock of FEF except as otherwise provided herein); and

          ii. To the existing shareholders of ISSUER immediately prior to closing, one (1) million shares of Class B Preferred (preference being non-voting and each share convertible into tow (2) shares of FEF except as otherwise provided herein).

          Both classes of Preferred Stock shall be convertible into Common Stock of FEF only upon the occurrence of the earlier of the following:

               (a) Three years from and after the closing of this Agreement; or

               (b) At any time more than one (1) year from and after the date of this Agreement, the FEF Board of Directors approves a spin-off of the corporation as a separate independent, operating entity.


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     In the  event  more than  three  (3) years  from and after the date of this
Agreement passes and (A) a spin-off of FEF has not occurred or been initiated; or (B) ISSUER has not been accepted for listing on the NASDAQ Small Cap Market, NASDAQ National Market, American Stock Exchange, or other equivalent exchange, and the Common Stock has not reached a minimum ten dollars ($10.00) per share bid price on any such exchange for a minium of sixty (60) consecutive calendar days at any time from and after the second anniversary date of the execution of this Agreement, the Board of Directors of ISSUER and FEF shall jointly meet (a simple majority of the combined Boards is sufficient for this action) and shall make a final decision. In the event a spin-off of FEF in initiated and completed, Preferred shares shall be converted into Common Stock as previously stated. In the event the combined Board of Directors elect not to spin-off FEF, the holders of the Class A and Class B Preferred shares shall have such shares converted into Common Stock as follows:

               (i) Each one (1) share of Class A Preferred into one (1) shares of ISSUER; and

               (ii) Each one (1) shares of Class B Preferred into three-fourths (3/4) share of the Common Stock of ISSUER.

     Notwithstanding any of the foregoing, one hundred percent (100%) of the holders of Class A and Class B Preferred shares may elect at any time to convert the Class A and Class B Preferred shares into the Common Stock of ISSUER at the rate stated in the preceding sentence, and thereafter any conversion rights and any other provisions with respect to a spin-off shall be forthwith null and void.

     In any and all such events, NBM shall retain a minimum of twenty percent (20%) of the issued and outstanding common stock of FEF, and other equity interests in the event tow (2) or more classes of stock are issued and outstanding.

5. NAME CHANGE. Promptly after closing ISSUER shall change its name to National Boston Medical, Inc.

6. CLOSING. The closing of this transaction shall take place at the law offices of Mintmire & Associates @ 265 Sunrise Avenue, Suite 204, Palm Beach, Florida.

7. INDEMNIFICATION OF ISSUER AND ITS OFFICERS AND DIRECTORS. ISSUER shall indemnify NBM, its Officers, Directors, Employees and Agents in accordance with the following: (i) ISSUER shall indemnify and hold harmless NBM, its Officers, Directors, Employees and Agents who is or will be a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, from any action brought by or on behalf of any creditor of ISSUER or party injured by ISSUER, its Officers, Directors, Employees or Agents or by reason of the fact that he is or was a director, officer, employee or agent of ISSUER, or is or was otherwise serving at the request of ISSUER as a director, officer, employee or agent of another corporation, partnership joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by NBM, its Officers, Directors, Employees and Agents in connection with such action, suit


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proceeding with regard to any debt or liability not communicated to and accepted in writing by NBM; and, (ii) The indemnification  provided by this Article shall
not  be  deemed   exclusive  of  any  other   rights  to  which  those   seeking
indemnification may be entitled under this Agreement.

8. EXPENSE PROVISION. ISSUER and NBM agree to and shall reimburse the other for any and all expenses, debts, claims or similar charges not disclosed to the other herein and further agree that such items, if any, may be offset by either party against any amounts owed or due the other.

9.   REMEDIES.

          i. Arbitration. Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Palm Beach County, Florida in accordance with the Rules of the American Arbitration Association under its Commercial Arbitration Rules then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject mater of the controversy.

10. MISCELLANEOUS.

          i. Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in now way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

          ii. No oral change. This Agreement and any provision herein, may not be waived, changed, modified, or discharged orally, but only by a written agreement signed by both parties to this Agreement.

          iii. No Waiver. Except as otherwise provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (a) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (b) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (c) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

          iv. Ability to Ask Questions. SHAREHOLDERS have been given a full opportunity to ask questions of and to receive answers from the ISSUER concerning the terms and conditions of this Agreement and the business of the ISSUER, and to obtain additional information necessary to verify the accuracy of the information given him/her or to obtain such other information as is desired in order to evaluate the ISSUER and this transaction. All such questions have been answered to the full satisfaction of the SHAREHOLDER.

          v. Advice of Counsel. NBM and SHAREHOLDERS have been represented by independent counsel by Donald F. Mintmire, Esq. And Bradley F. Rothenberg, Esq. Of Mintmire & Associates and has also sought the advice of an independent tax


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advisor  with  regard to the tax  consequences  of this  Agreement.  ISSUER  has proceeded without legal representation.

          vi. Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

          vii. Entire  Agreement.  This Agreement  contains the entire Agreement
and  understanding   between  the  parties  hereto,  and  supersedes  all  prior agreements and understandings.

          viii. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          ix. Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, and by fax, as follows:

ISSUER:                                   Fragrance Express, Inc.
                                          3550 Gateway Drive
                                          Pompano Beach, FL 33069

NBM:                                      National Boston Medical, Inc.
                                          P.O. Box 1161
                                          43 Taunton Green, 3rd Floor
                                          Taunton, MA 02780

With a copy to:                           Donald F. Mintmire
                                          Mintmire & Associates
                                          265 Sunrise Avenue, Suite 204
                                          Palm Beach, FL 33480

          x. Agreement to Carry Out Purpose. The parties agree to execute any and all additional documents reasonably required to effect and carry out the terms of this Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this Agreement this 8th day of October, 1998.

ISSUER                                           NBM

Fragrance Express, Inc.                          National Boston Medical, Inc.
a Nevada Corporation                             And SHAREHOLDERS


By: /s/ Robert M. B[illegible]                   By:/s/ Daniel J. Hoyng



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                                    EXHIBIT A

                                SHAREHOLDERS LIST

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                                    EXHIBIT B

                              FINANCIAL STATEMENTS

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                                    EXHIBIT C

                                   LIABILITIES

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